ISSUER FREE WRITING PROSPECTUS Filed Pursuant to Rule 433 Registration Statement No. 333-158385 Dated December 2, 2011

HSBC USA Inc. Contingent Return Optimization Securities
Linked to the Russell 2000® Index due on or about December 31, 2013

Investment Description

These Contingent Return Optimization Securities (the “Securities”) are senior unsecured debt securities issued by HSBC USA Inc. (“HSBC”) with returns linked to the performance of the Russell 2000® Index (the “Index”). The Securities will rank equally with all of our other unsecured and unsubordinated debt obligations. The amount HSBC will pay you at maturity is based on the Index Return and on whether the Final Level is below the Trigger Level, which will be 60% of the Initial Level, on the Final Valuation Date. If the Final Level is equal to or greater than the Trigger Level, at maturity HSBC will pay you the full Principal Amount plus a return equal to the greater of the 10.00% Contingent Return and the Index Return, up to a predetermined Maximum Gain of between 32.00% to 38.00% (to be determined on the Trade Date). If the Final Level is below the Trigger Level, at maturity HSBC will pay you less than the full Principal Amount, if anything, resulting in a loss on the Principal Amount that is proportionate to the full decline in the level of the Index from the Trade Date to the Final Valuation Date. Investing in the Securities involves significant risks. You will not receive interest or dividend payments during the term of the Securities. You may lose some or all of your Principal Amount.  The contingent repayment of principal applies only if you hold the Securities to maturity. Any payment on the Securities, including any repayment of principal at maturity, is subject to the creditworthiness of HSBC.  If HSBC were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

Features

❑
Contingent Return with Participation Up to a Maximum Gain: At maturity, HSBC will pay you the Principal Amount plus a minimum return of 10.00% as long as the Index does not close below the Trigger Level on the Final Valuation Date (a decline of more than 40.00%) with participation in any positive Index Returns up to a Maximum Gain on the Securities of 32.00% to 38.00% (to be determined on the Trade Date). If the Index closes below the Trigger Level on the Final Valuation Date, investors will be exposed to the full negative return of the Index over the term of the Securities.

❑
Contingent Repayment of Principal at Maturity:  The contingent return feature also includes the contingent repayment of principal at maturity. If the Index Return is negative, but the Index does not close below the Trigger Level on the Final Valuation Date, HSBC will pay you the full Principal Amount of the Securities plus the Contingent Return. If the Index closes below the Trigger Level on the Final Valuation Date, HSBC will pay you less than the full Principal Amount, if anything, resulting in a loss on the Principal Amount that is proportionate to the negative Index Return. The contingent repayment of principal only applies if you hold the Securities until maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of HSBC.

Key Dates1

Trade Date	December 27, 2011
Settlement Date	December 30, 2011
Final Valuation Date2	December 24, 2013
Maturity Date2	December 31, 2013

1 Expected. 2 See page 3 for additional details.

THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. THE TERMS OF THE SECURITIES MAY NOT OBLIGATE HSBC TO REPAY THE FULL PRINCIPAL AMOUNT OF THE SECURITIES. THE SECURITIES CAN HAVE DOWNSIDE MARKET RISK SIMILAR TO THE INDEX, WHICH CAN RESULT IN A LOSS OF SOME OR ALL OF THE PRINCIPAL AMOUNT AT MATURITY. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING A DEBT OBLIGATION OF HSBC.  YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER ‘‘KEY RISKS’’ BEGINNING ON PAGE 5 OF THIS FREE WRITING PROSPECTUS AND THE MORE DETAILED ‘‘RISK FACTORS’’ BEGINNING ON PAGE US3-1 OF THE ACCOMPANYING UNDERLYING SUPPLEMENT NO. 3 AND BEGINNING ON PAGE S-3 OF THE ACCOMPANYING PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY EFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES.

Security Offering

HSBC is offering Contingent Return Optimization Securities linked to the Russell 2000® Index.  The return on the Securities is subject to, and limited by the predetermined Maximum Gain. The actual Maximum Gain, related maximum payment at maturity and Initial Level will be determined on the Trade Date. The Securities are offered at a minimum investment of 100 Securities of the price to public described below.

Index	Contingent Return	Maximum Gain	Maximum Payment at Maturity (per $10 Security)	Initial Level	Trigger Level	CUSIP/ISIN
Russell 2000® Index	10.00%	32.00% to 38.00%	$13.20 to $13.80		60.00% of the Initial Level	40433K835 / US40433K8356

See “Additional Information about HSBC USA Inc. and the Securities” on page 2 of this free writing prospectus. The Securities offered will have the terms specified in the accompanying prospectus dated April 2, 2009, the accompanying prospectus supplement dated April 9, 2009, the accompanying underlying supplement no. 3 dated October 22, 2010 and the terms set forth herein.

Neither the U.S. Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of the Securities or passed upon the accuracy or the adequacy of this document, the accompanying prospectus or prospectus supplement. Any representation to the contrary is a criminal offense. The Securities are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction.

The Securities will not be listed on any U.S. securities exchange or quotation system. HSBC Securities (USA) Inc., an affiliate of HSBC USA Inc., will purchase the Securities from HSBC USA Inc. for distribution to UBS Financial Services Inc, acting as agent.  See “Supplemental Plan of Distribution (Conflicts of Interest)” on the last page of this free writing prospectus for the distribution arrangement.

	Price to Public	Underwriting Discount(1)	Proceeds to Issuer
Per Security	$10.00	$0.20	$9.80
Total

(1) UBS Financial Services Inc. will act as placement agent for sales to certain advisory accounts at a purchase price to such accounts of $9.80 per Security, and will not receive a sales commission with respect to such sales.  See “Supplemental Plan of Distribution (Conflicts of Interest)” on the last page of this free writing prospectus.

UBS Financial Services Inc.	HSBC USA Inc.

Additional Information about HSBC USA Inc. and the Securities

This free writing prospectus relates to the offering of Securities linked to the Index identified on the cover page.  The Index described in this free writing prospectus is a reference asset as defined in the underlying supplement no. 3 and the prospectus supplement, and these Securities being offered hereby are “notes” for purposes of the underlying supplement no. 3 and the prospectus supplement. As a purchaser of a Security, you will acquire a senior unsecured debt instrument linked to the Index that will rank equally with all of our other unsecured and unsubordinated debt obligations.  Although the offering of Securities relates to the Index identified on the cover page, you should not construe that fact as a recommendation of the merits of acquiring an investment linked to the Index, or as to the suitability of an investment in the Securities.

You should read this document together with the prospectus dated April 2, 2009, the prospectus supplement dated April 9, 2009 and the underlying supplement no. 3 dated October 22, 2010.  If the terms of the Securities offered hereby are inconsistent with those described in the accompanying underlying supplement no. 3, the prospectus supplement or prospectus, the terms described in this free writing prospectus shall control. You should carefully consider, among other things, the matters set forth in “Key Risks” on page 5 of this free writing prospectus and in “Risk Factors” beginning on page US3-1 of the underlying supplement no. 3 and beginning on page S-3 of the prospectus supplement, as the Securities involve risks not associated with conventional debt securities.  You are urged to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

HSBC USA Inc. has filed a registration statement (including the underlying supplement no. 3, prospectus and prospectus supplement) with the SEC for the offering to which this free writing prospectus relates.  Before you invest, you should read the underlying supplement no. 3, the prospectus and prospectus supplement in that registration statement and other documents HSBC USA Inc. has filed with the SEC for more complete information about HSBC USA Inc. and this offering.  You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov.  Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the underlying supplement no. 3, the prospectus and prospectus supplement if you request them by calling toll-free 1-866-811-8049.
You may access these documents on the SEC web site at www.sec.gov as follows:
♦	Underlying supplement no. 3 dated October 22, 2010:
http://www.sec.gov/Archives/edgar/data/83246/000114420410055205/v198039_424b2.htm
♦	Prospectus supplement dated April 9, 2009:
http://www.sec.gov/Archives/edgar/data/83246/000114420409019785/v145824_424b2.htm
♦	Prospectus dated April 2, 2009:
http://www.sec.gov/Archives/edgar/data/83246/000104746909003736/a2192100zs-3asr.htm

As used herein, references to the “Issuer,” “HSBC”, “we,” “us” and “our” are to HSBC USA Inc. References to the “prospectus supplement” mean the prospectus supplement dated April 9, 2009, references to “accompanying prospectus” mean the HSBC USA Inc. prospectus, dated April 2, 2009 and references to the “underlying supplement no. 3” mean the underlying supplement no. 3 dated October 22, 2010.

Investor Suitability
The Securities may be suitable for you if:
♦    You fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.
♦    You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that may have downside market risk similar to the Index.
♦    You seek an investment with a return linked to the performance of the Index and believe the Index will appreciate over the term of the Securities, but that any such appreciation is unlikely to exceed the Maximum Gain.
♦    You are willing to invest in the Securities based on the Contingent Return of 10.00%.
♦    You understand that your return is limited by the Maximum Gain, and you would be willing to invest in the Securities if the Maximum Gain were set equal to the bottom of the indicated range of between 32.00% to 38.00% (the actual Maximum Gain will be determined on the Trade Date).
♦    You are willing to hold the Securities to maturity, a term of two years, and accept that there may be little or no secondary market for the Securities.
♦    You do not seek current income from your investment and are willing to forego dividends paid on the stocks included in the Index.
♦    You are willing to assume the credit risk of HSBC, as Issuer of the Securities, and understand that if HSBC defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

The Securities may not be suitable for you if:
♦    You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.
♦    You cannot tolerate a loss of all or a substantial portion of your investment, and you are not willing to make an investment that may have downside market risk similar to the Index.
♦    You believe the Index will depreciate by more than the Trigger Level over the term of the Securities, or you believe the Index will appreciate over the term of the Securities by more that the Maximum Gain.
♦    You require an investment designed to provide a full return of principal at maturity.
♦    You are unwilling to invest in the Securities based on the Contingent Return of 10.00%.
♦    You would be unwilling to invest in the Securities if the Maximum Gain were set equal to the bottom of the indicated range of between 32.00% and 38.00% (the actual Maximum Gain will be determined on the Trade Date).
♦    You seek an investment that has unlimited return potential without a cap on appreciation.
♦    You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.
♦    You seek current income from your investment or prefer to receive the dividends paid on the stocks included in the Index.
♦    You are unable or unwilling to hold the Securities to maturity, a term of two years, or you seek an investment for which there will be an active secondary market.
♦    You are not willing or are unable to assume the credit risk associated with HSBC, as issuer of the Securities, for any payment on the Securities, including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review “Key Risks” on page 5 of this free writing prospectus and “Risk Factors” on page US3-1 of the underlying supplement no. 3 and on page S-3 of the prospectus supplement.

Indicative Terms

Issuer	HSBC USA Inc. (A1/A+/AA)1
Issue Price	$10.00 per Security for brokerage accounts; $9.80 per Security for advisory accounts.
Principal Amount	$10 per Security. The Payment at Maturity will be based on the Principal Amount.
Term	2 years
Trade Date2	December 27, 2011
Settlement Date2	December 30, 2011
Final Valuation Date	December 24, 2013, subject to adjustment as described under “Additional Terms of the Notes” in the accompanying underlying supplement.
Maturity Date	December 31, 2013, subject to adjustment as described under “Additional Terms of the Notes” in the accompanying underlying supplement.
Index	Russell 2000® Index (Ticker: RTY)
Trigger Level	60% of the Initial Level.
Contingent Return	10.00%
Maximum Gain	32.00% to 38.00%. The actual Maximum Gain will be determined on the Trade Date.
Payment at Maturity (per $10 Security)3
If the Final Level is equal to or greater than the Trigger Level on the Final Valuation Date, HSBC will repay the Principal Amount plus pay the greater of the Contingent Return and the Index Return, but no more than the Maximum Gain, calculated as follows:
     $10 + [$10 × the greater of (a) Contingent Return and (b) Index Return, subject to the Maximum Gain]
If the Final Level is less than the Trigger Level on the Final Valuation Date, HSBC will pay you a cash payment at maturity less than the Principal Amount of $10 per Security, if anything, resulting in a loss of principal that is proportionate to the negative Index Return, equal to:
$10 + [$10 × (Index Return)]

Index Return	Final Level – Initial Level Initial Level
Initial Level	The Official Closing Level of the Index on the Trade Date.
Final Level	The Official Closing Level of the Index on the Final Valuation Date.
Official Closing Level
The Official Closing Level on any scheduled trading day will be the closing level of the Index as determined by the calculation agent and based on the value displayed on Bloomberg Professional® service page “RTY <INDEX>”, or on any successor page on Bloomberg Professional® service or any successor service, as applicable.

Calculation Agent	HSBC USA Inc. or one of its affiliates
CUSIP / ISIN	40433K835 / US40433K8356
Trustee
Notwithstanding anything contained in the accompanying prospectus supplement to the contrary, the Securities will be issued under the senior indenture dated March 31, 2009, between HSBC USA Inc., as Issuer, and Wells Fargo Bank, National Association, as trustee.  Such indenture has substantially the same terms as the indenture described in the accompanying prospectus supplement.

Paying Agent
HSBC Bank USA, N.A. will act as paying agent with respect to the Securities pursuant to a Paying Agent and Securities Registrar Agreement dated June 1, 2009, between HSBC USA Inc. and HSBC Bank USA, N.A.

Investment Timeline

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL AMOUNT.  ANY PAYMENT ON THE SECURITIES, INCLUDING ANY REPAYMENT OF PRINCIPAL AT MATURITY, IS SUBJECT TO THE CREDITWORTHINESS OF HSBC.  IF HSBC WERE TO DEFAULT ON ITS PAYMENT OBLIGATIONS, YOU MAY NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.
___________________
1 HSBC USA Inc. is rated A1 by Moody’s, A+ by Standard & Poor’s and AA by Fitch Ratings.  A credit rating reflects the creditworthiness of HSBC USA Inc. and is not a recommendation to buy, sell or hold securities, and it may be subject to revision or withdrawal at any time by the assigning rating organization.  The Securities themselves have not been independently rated.  Each rating should be evaluated independently of any other rating.
2 Expected. In the event any change is made to the expected Trade Date and Settlement Date, the Final Valuation Date and maturity date will be changed so that the stated term of the Securities remains the same.
3 Payment at maturity and any repayment of principal is provided by HSBC USA Inc., and therefore, is dependent on the ability of HSBC USA Inc. to satisfy its obligations when they come due.

What are the tax consequences of the Securities?

You should carefully consider, among other things, the matters set forth in the section “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes the U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of each of the Securities.  This summary supplements the section “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement and supersedes it to the extent inconsistent therewith.  Notwithstanding any disclosure in the accompanying prospectus supplement to the contrary, HSBC’s special U.S. tax counsel in this transaction is Sidley Austin llp.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Securities.  Under one reasonable approach, the Securities should be treated as pre-paid forward or other executory contracts with respect to the Index.  HSBC intends to treat the Securities consistent with this approach and pursuant to the terms of the Securities, you agree to treat the Securities under this approach for all U.S. federal income tax purposes.  Subject to certain limitations described in the prospectus supplement, and based on certain factual representations received from HSBC, in the opinion of HSBC’s special U.S. tax counsel, Sidley Austin llp, it is reasonable to treat the Securities in accordance with this approach.  Pursuant to this approach, HSBC does not intend to report any income or gain with respect to the Securities prior to their maturity or an earlier sale or exchange and HSBC intends to treat any gain or loss upon maturity or an earlier sale or exchange as long-term capital gain or loss, provided that you have held the Security for more than one year at such time for U.S. federal income tax purposes.  See "Certain U.S. Federal Income Tax Considerations — Certain Equity Linked Notes — Certain Notes Treated as Forward Contracts or Executory Contracts" in the prospectus supplement for the U.S. federal income tax considerations applicable to Securities that are treated as pre-paid cash-settled forward or other executory contracts.

Because there are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Securities, other characterizations and treatments are possible and the timing and character of income in respect of the Securities might differ from the treatment described above.  For example, the Securities could be treated as debt instruments that are “contingent payment debt instruments” for U.S. federal income tax purposes, subject to the treatment described under the heading “Certain U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of Notes as Indebtedness for U.S. Federal Income Tax Purposes — Contingent Payment Debt Instruments” in the prospectus supplement.

In Notice 2008-2, the Internal Revenue Service ("IRS") and the Treasury Department requested comments as to whether the purchaser of an exchange traded note or prepaid forward contract (which may include the Securities) should be required to accrue income during its term under a mark-to-market, accrual or other methodology, whether income and gain on such a note or contract should be ordinary or capital, and whether foreign holders should be subject to withholding tax on any deemed income accrual.  Accordingly, it is possible that regulations or other guidance could provide that a U.S. holder (as defined in the prospectus supplement) of the Securities is required to accrue income in respect of the Securities prior to the receipt of payments with respect to the Securities or their earlier sale.  Moreover, it is possible that any such regulations or other guidance could treat all income and gain of a U.S. holder in respect of the Securities as ordinary income (including gain on a sale).  Finally, it is possible that a non-U.S. holder (as defined in the prospectus supplement) of the Securities could be subject to U.S. withholding tax in respect of the Securities.  It is unclear whether any regulations or other guidance would apply to the Securities (possibly on a retroactive basis).  Prospective investors are urged to consult with their tax advisors regarding Notice 2008-2 and the possible effect to them of the issuance of regulations or other guidance that affects the U.S. federal income tax treatment of the Securities.

PROSPECTIVE PURCHASERS OF SECURITIES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SECURITIES.

Key Risks

An investment in the Securities involves significant risks. Some of the risks that apply to the Securities are summarized here, but you are urged to read the more detailed explanation of risks relating to the Securities generally in the “Risk Factors” section of the accompanying underlying supplement no. 3 and the accompanying prospectus supplement. You are also urged you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

♦
Risk of Loss at Maturity – The Securities differ from ordinary debt securities in that HSBC will not necessarily pay the full Principal Amount of the Securities at maturity. The return on the Securities at maturity is linked to the performance of the Index and will depend on whether, and to the extent which, the Index Return is positive or negative and if the Index Return is negative, whether the Final Level is less than the Trigger Level. If the Final Level is less than the Trigger Level, you will be fully exposed to any negative Index Return and HSBC will pay you less than the Principal Amount, if anything, resulting in a loss of principal that is proportionate to the decline in the Final Level as compared to the Initial Level. Under these circumstances, you will lose a significant portion, and could lose all, of your initial investment.

♦
Your Maximum Return on the Securities Is Limited by the Maximum Gain—If the Final Level is greater than the Initial Level, for each $10 Security, HSBC will pay you at maturity $10 plus an additional amount that will not exceed a predetermined percentage of the Principal Amount, regardless of the appreciation in the Index, which may be significant. We refer to this percentage as the Maximum Gain, which will be set on the Trade Date and will not be less than 32.00%. As a result, your return on the Securities may be less than the return on a hypothetical direct investment in the Index.

♦
Contingent Repayment of Principal and the Contingent Return Apply Only if You Hold the Securities to Maturity – You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell your Securities at a loss even if the level of the Index at such time is above the Trigger Level.  Additionally, the return you realize from a secondary market sale may not reflect the full economic value of the Contingent Return or the Securities themselves, and such return may be less than the return of the Index at the time of sale even if such return is positive and does not exceed the Maximum Gain. You can only receive the full benefit of the contingent repayment of principal and the Contingent Return and earn the potential Maximum Gain from HSBC if you hold the Securities to maturity, subject to HSBC's creditworthiness.

♦
Certain Built-in Costs are Likely to Adversely Affect the Value of the Securities Prior to Maturity – You should be willing to hold your Securities to maturity. The Securities are not designed to be short-term trading instruments. The price at which you will be able to sell your Securities to HSBC, its affiliates or any party in the secondary market prior to maturity, if at all, may be at a substantial discount from the Principal Amount of the Securities, even in cases where the Index has appreciated since the Trade Date.

♦	No Interest – HSBC will not make any interest payments with respect to the Securities.

♦
Credit of Issuer – The Securities are senior unsecured debt obligations of the issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the Securities will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law. Any payment to be made on the Securities, including any repayment of principal at maturity, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the Securities and, in the event HSBC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and could lose your entire investment.

♦
Owning the Securities is Not the Same as Owning the Stocks Comprising the Index – The return on your Securities may not reflect the return you would realize if you actually owned the stocks included in the Index.  As a holder of the Securities, you will not have voting rights or rights to receive dividends or other distributions or other rights that holders of stocks included in the Index would have.

♦
The Securities are Not Insured by any Governmental Agency of The United States or any Other Jurisdiction – The Securities are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction.  An investment in the Securities is subject to the credit risk of HSBC, and in the event HSBC is unable to pay its obligations when due, you may not receive any amounts owed to you under the Securities.

♦
Lack of Liquidity – The Securities will not be listed on any securities exchange or quotation system. One of our affiliates may offer to repurchase the Securities in the secondary market but is not required to do so and may cease any such market-making activities at any time without notice. Because other dealers are not likely to make a secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which one of our affiliates is willing to buy the Securities. This price, if any, will exclude any fees or commissions paid by brokerage account holders when the Securities were purchased and therefore will generally be lower than such purchase price.

♦
Impact of Fees on Secondary Market Prices – Generally, the price of the Securities in the secondary market is likely to be lower than the initial offering price since the issue price includes, and the secondary market prices are likely to exclude hedging costs or, for brokerage account holders, commissions and other compensation paid with respect to the Securities.

♦
No Dividend Payments or Voting Rights –  Owning the Securities is not the same as owning the component stocks underlying the Index.  As a holder of the Securities, you will not have voting rights or rights to receive dividends or other distributions or other rights that holders of the component stocks underlying the Index would have.

♦
Changes Affecting the Index – The policies of the reference sponsor concerning additions, deletions and substitutions of the stocks included in the Index and the manner in which the reference sponsor takes account of certain changes affecting those stocks included in the Index may adversely affect the level of the Index.  The policies of the reference sponsor with respect to the calculation of the Index could also adversely affect the level of the Index.  The reference sponsor may discontinue or suspend calculation or dissemination of the Index.  Any such actions could have an adverse effect the value of the Securities.

♦
The Index Reflects Price Return, Not Total Return — The return on your Securities is based on the performance of the Index, which reflects the changes in the market prices of the component stocks underlying the Index. It is not, however, linked to a ‘total return’ index or strategy, which, in addition to reflecting those price returns, would also reflect dividends paid on the component stocks. The return on your Securities will not include such a total return feature or dividend component.

♦
There are Risks Associated with Small Capitalization Stocks: The equity securities included in the Index are issued by companies with relatively small market capitalization.  The stock prices of smaller companies may be more volatile than stock prices of large capitalization companies.  Small capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies.  These companies tend to be less well-established than large market capitalization companies.  Small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.

♦
Potential Conflict of Interest – HSBC and its affiliates may engage in business with the issuers of the stocks comprising the Index, which could affect the price of such stocks or the level of the Index and thus, may present a conflict between the obligations of HSBC and you, as a holder of the Securities.  Additionally, potential conflicts of interest may exist between the Calculation Agent, which may be HSBC or any of its affiliates, and you with respect to certain determinations and judgments that the Calculation Agent must make, which include determining the Payment at Maturity based on the observed Final Level as well as whether to postpone the determination of the Final Level and the maturity date if a Market Disruption Event occurs and is continuing on the Final Valuation Date.

♦
Potentially Inconsistent Research, Opinions or Recommendations by HSBC, UBS or Their Respective Affiliates – HSBC, UBS Financial Services Inc., or their respective affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding any offering of the Securities and which may be revised at any time.  Any such research, opinions or recommendations could affect the level of the index or the price of the stocks included in the index, and therefore, the market value of the Securities.

♦
Market Price Prior to Maturity – The market price of the Securities will be influenced by many unpredictable and interrelated factors, including the level of the Index; the volatility of the Index; dividends; the time remaining to the maturity of the Securities; interest rates in the markets in general; geopolitical conditions and economic, financial, political, regulatory, judicial or other events; and the credit worthiness of HSBC.

♦
Potential HSBC Impact on Price – Trading or transactions by HSBC or any of its affiliates in the stocks comprising the Index or in futures, options, exchange-traded funds or other derivative products on stocks comprising the Index, may adversely affect the market value of the stocks comprising the Index, the level of the Index, and, therefore, the market value of your Securities.

♦
Uncertain Tax Treatment – There is no direct legal authority as to the proper tax treatment of the Securities, and therefore significant aspects of the tax treatment of the Securities are uncertain, as to both the timing and character of any inclusion in income in respect of the Securities.  Under one reasonable approach, the Securities should be treated as pre-paid forward or other executory contracts with respect to the Index.  HSBC intends to treat the Securities consistent with this approach and pursuant to the terms of the Securities, you agree to treat the Securities under this approach for all U.S. federal income tax purposes.  See “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as Forward Contracts or Executory Contracts” in the prospectus supplement for the U.S. federal income tax considerations applicable to Securities that are treated as pre-paid cash-settled forward or other executory contracts. Because of the uncertainty regarding the tax treatment of the Securities, we urge you to consult your tax advisor as to the tax consequences of your investment in a Security.

In Notice 2008-2, the Internal Revenue Service (“IRS”) and the Treasury Department requested comments as to whether the purchaser of an exchange traded note or prepaid forward contract (which may include the Securities) should be required to accrue income during its term under a mark-to-market, accrual or other methodology, whether income and gain on such a note or contract should be ordinary or capital, and whether foreign holders should be subject to withholding tax on any deemed income accrual.  Accordingly, it is possible that regulations or other guidance could provide that a U.S. holder (as defined in the prospectus supplement) of the Securities is required to accrue income in respect of the Securities prior to the receipt of payments with respect to the Securities or their earlier sale.  Moreover, it is possible that any such regulations or other guidance could treat all income and gain of a U.S. holder in respect of the Securities as ordinary income (including gain on a sale).  Finally, it is possible that a non-U.S. holder (as defined in the prospectus supplement) of the Securities could be subject to U.S. withholding tax in respect of the Securities.  It is unclear whether any regulations or other guidance would apply to the Securities (possibly on a retroactive basis).  Prospective investors are urged to consult with their tax advisors regarding Notice 2008-2 and the possible effect to them of the issuance of regulations or other guidance that affects the U.S. federal income tax treatment of the Securities.

For a more complete discussion of the U.S. federal income tax consequences of your investment in a Security, please see the discussion under “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement.

Scenario Analysis and Examples at Maturity

The below scenario analysis and examples are provided for illustrative purposes only and are hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the level of the Index relative to the Initial Level. We cannot predict the Final Level on the Final Valuation Date. You should not take the scenario analysis and these examples as an indication or assurance of the expected performance of the Index. The numbers appearing in the examples below have been rounded for ease of analysis. The following scenario analysis and examples illustrate the payment at maturity for a $10.00 Security on a hypothetical offering of the Securities, providing different hypothetical returns depending on the purchase price of the Securities, with the following assumptions*:

Investment term:	2 years

Hypothetical Initial Level:	700.00

Hypothetical Trigger Level:	420.00 (60% of the hypothetical Initial Level)

Hypothetical Maximum Gain:	35.00% (the midpoint of the range of 32.00% to 38.00%)

Contingent Return:	10.00%

* The actual Initial Level, Trigger Level and Maximum Gain for the Securities will be determined on the Trade Date.

Example 1— The level of the Index increases from an Initial Level of 700.00 to a Final Level of 980.00. Because the Index does not close below the Trigger Level on the Final Valuation Date and the Index Return of 40.00% is greater than the Contingent Return but also greater than the Maximum Gain, HSBC will pay a Payment at Maturity calculated as follows per $10 Security:

$10 + ($10 × Maximum Gain)

$10 + ($10 × 35.00%) = $13.50

The Payment at Maturity of $13.50 per $10 Security, which is the maximum payment on the Securities, represents a return on the Principal Amount equal to the Maximum Gain of 35.00%, which corresponds to a total return on the Securities of 35.00% for brokerage accounts and 37.76% for advisory accounts.

Example 2— The level of the Index increases from an Initial Level of 700.00 to a Final Level of 840.00. Because the Index did not close below the Trigger Level on the Final Valuation Date and the Index Return of 20.00% is greater than the Contingent Return but less than the Maximum Gain, HSBC will pay a Payment at Maturity calculated as follows per $10 Security:

$10 + ($10 × Index Return)

$10 + ($10 × 20.00%) = $12.00

The Payment at Maturity of $12.00 per $10 Security represents a return on the Principal Amount equal to 20.00%, which corresponds to a total return on the Securities of 20.00% for brokerage accounts and 22.45% for advisory accounts.

Example 3— The level of the Index increases from an Initial Level of 700.00 to a Final Level of 735.00. Because the Index did not close below the Trigger Level on the Final Valuation Date and the Index Return of 5.00% is less than the Contingent Return, HSBC will pay a Payment at Maturity calculated as follows per $10 Security:

$10 + ($10 × Contingent Return)

$10 + ($10 × 10.00%) = $11.00

The Payment at Maturity of $11.00 per $10 Security represents a return on the Principal Amount equal to the Contingent Return of 10.00%, which corresponds to a total return on the Securities of 10.00% for brokerage accounts and 12.24% for advisory accounts.

Example 4— The level of the Index decreases from an Initial Level of 700.00 to a Final Level of 665.00.  Because the Index did not close below the Trigger Level on the Final Valuation Date and the Index Return of -5.00% is less than the Contingent Return, HSBC will pay a Payment at Maturity calculated as follows per $10 Security:

$10 + ($10 × Contingent Return)

$10 + ($10 × 10.00%) = $11.00

The Payment at Maturity of $11.00 per $10 Security represents a return on the Principal Amount equal to the Contingent Return of 10.00%, which corresponds to a total return on the Securities of 10.00% for brokerage accounts and 12.24% for advisory accounts.

Example 5— The level of the Index decreases from an Initial Level of 700.00 to a Final Level of 350.00. Because the Index closes below the Trigger Level on the Final Valuation Date, HSBC will pay a Payment at Maturity calculated as follows per $10 Security:

$10 + ($10 × Index Return)

$10 + ($10 × -50.00%) = $5.00

The Payment at Maturity of $5.00 per $10 Security represents a loss on the Principal Amount equal to the Index Return of -50.00%, which corresponds to a total loss on the Securities of 50.00% for brokerage accounts and 48.98% for advisory accounts.

If the Final Level is below the Trigger Level on the Final Valuation Date, the Securities will be fully exposed to any decline in the Index, and you will lose some or all of your Principal Amount at maturity.

Scenario Analysis – hypothetical Payment at Maturity for each $10.00 Principal Amount of Securities.

Final Level	Index Return	Payment at Maturity	Hypothetical Return on Securities Purchased at $10.00 (1)	Hypothetical Return on Securities Purchased at $9.80 by Advisory Accounts (2)
1,400.00	100.00%	$13.50	35.00%	37.76%
1,330.00	90.00%	$13.50	35.00%	37.76%
1,260.00	80.00%	$13.50	35.00%	37.76%
1,190.00	70.00%	$13.50	35.00%	37.76%
1,120.00	60.00%	$13.50	35.00%	37.76%
1,050.00	50.00%	$13.50	35.00%	37.76%
980.00	40.00%	$13.50	35.00%	37.76%
945.00	35.00%	$13.50	35.00%	37.76%
910.00	30.00%	$13.00	30.00%	32.65%
840.00	20.00%	$12.00	20.00%	22.45%
805.00	15.00%	$11.50	15.00%	17.35%
770.00	10.00%	$11.00	10.00%	12.24%
735.00	5.00%	$11.00	10.00%	12.24%
700.00	0.00%	$11.00	10.00%	12.24%
630.00	-10.00%	$11.00	10.00%	12.24%
595.00	-15.00%	$11.00	10.00%	12.24%
560.00	-20.00%	$11.00	10.00%	12.24%
490.00	-30.00%	$11.00	10.00%	12.24%
420.00	-40.00%	$11.00	10.00%	12.24%
350.00	-50.00%	$5.00	-50.00%	-48.98%
280.00	-60.00%	$4.00	-60.00%	-59.18%
210.00	-70.00%	$3.00	-70.00%	-69.39%
140.00	-80.00%	$2.00	-80.00%	-79.59%
70.00	-90.00%	$1.00	-90.00%	-89.80%
0.00	-100.00%	$0.00	-100.00%	-100.00%
*. The Index excludes cash dividend payments of stocks included in the Index.

(1) This “Hypothetical Return on Securities” is the number, expressed as a percentage, that results from comparing the Payment at Maturity per $10 Principal Amount Security to the purchase price of $10 per Security for all brokerage account holders.

(2) This “Hypothetical Return on Securities” is the number, expressed as a percentage, that results from comparing the Payment at Maturity per $10 Principal Amount Security to the purchase price of $9.80 per Security, which is the purchase price for investors in advisory accounts. See "Supplemental Plan of Distribution (Conflicts of Interest)" on page 10 of this free writing prospectus.

The Russell 2000® Index

Description of the Index

The Index is designed to track the performance of the small capitalization segment of the United States equity market.  All 2,000 stocks are traded on the New York Stock Exchange or NASDAQ, and the Index consists of the smallest 2,000 companies included in the Russell 3000® Index.  The Russell 3000® Index is composed of the 3,000 largest United States companies as determined by market capitalization and represents approximately 98% of the United States equity market.

The top 5 industry groups by market capitalization as of 10/31/11 were: Financial Services, Technology, Consumer Discretionary, Producer Durables and Health Care.

For more information about the Index, see “The Russell 2000® Index” on page US3-8 of the accompanying underlying supplement no. 3.

Historical Performance of the Index

The following graph sets forth the historical performance of the Index based on the daily historical closing levels from November 29, 2006 to November 29, 2011 as reported on Bloomberg Professional® service. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Professional® service. The historical levels of the Index should not be taken as an indication of future performance.

Source: Bloomberg Professional® service

The Closing Level of the Index on November 29, 2011 was 696.10

Events of Default and Acceleration

If the Securities have become immediately due and payable following an event of default (as defined in the accompanying prospectus) with respect to the Securities, the Calculation Agent will determine the accelerated payment due and payable at maturity in the same general manner as described in “Indicative Terms” in this free writing prospectus.  In that case, the scheduled trading day preceding the date of acceleration will be used as the Final Valuation Date for purposes of determining the Index Return.  If a Market Disruption Event exists with respect to the Index on that scheduled trading day, then the accelerated Final Valuation Date for the Index will be postponed for up to five scheduled trading days (in the same manner used for postponing the originally scheduled Final Valuation Date).  The accelerated Maturity Date will also be postponed by an equal number of business days.

If the Securities have become immediately due and payable following an event of default, you will not be entitled to any additional payments with respect to the Securities.  For more information, see “Description of Debt Securities — Events of Default” and “—Events of Default; Defaults” in the accompanying prospectus.

Supplemental Plan of Distribution (Conflicts of Interest)

Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc., an affiliate of HSBC, will purchase the Securities from HSBC for distribution to UBS Financial Services Inc. (the “Agent”), HSBC will agree to sell to the Agent, and the Agent will agree to purchase, all of the Securities at the price indicated on the cover of the pricing supplement, which is the document that will be filed pursuant to Rule 424(b)(2) containing the final pricing terms of the Securities. HSBC has agreed to indemnify the Agent against liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Agent may be required to make relating to these liabilities as described in the prospectus supplement and the prospectus. The Agent may allow a concession not in excess of the underwriting discount set forth on the cover of this free writing prospectus to its affiliates for distribution of the Securities to brokerage accounts.  The Agent will act as placement agent for sales to certain advisory accounts at a purchase price to such accounts of $9.80 per Security, and will not receive a sales commission with respect to such sales.

Subject to regulatory constraints, HSBC USA Inc. (or an affiliate thereof) intends to offer to purchase the Securities in the secondary market, but is not required to do so and may cease making such offers at any time.  HSBC or its affiliate will enter into swap agreements or related hedge transactions with one of its other affiliates or unaffiliated counterparties, which may include the Agent, in connection with the sale of the Securities and the Agent and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement related to this free writing prospectus in market-making transactions after the initial sale of the Securities, but is under no obligation to do so and may discontinue any market-making activities at any time without notice.

See Supplemental Plan of Distribution on page S-52 in the accompanying prospectus supplement.  All references to NASD Rule 2720 in the prospectus supplement shall be to FINRA Rule 5121.